UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2007 (November 14, 2007)

InfoTech USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22693 (Commission file number)	11-2889809 (IRS Employer Identification Number)
7 Kingsbridge Road, Fairfield, New Jersey 07004 (Address of principal executive office, including zip code)
Registrant’s telephone number, including area code: (973) 227-8772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On November 14, 2007, InfoTech USA, Inc. (the “Company”) and its subsidiaries and Wells Fargo Business Credit, Inc. (“Wells Fargo”) entered into a letter agreement with respect to the Company’s credit facility with Wells Fargo.

Under the terms of the credit agreement with Wells Fargo, the Company is required to have net income, as defined in the credit agreement, for the fiscal quarter ended September 30, 2007, of no less than $(570,000) and book net worth, as defined in the credit agreement, for the quarter ended September 30, 2007, of no less than $1,575,000. As previously reported, the Company does not expect to meet these financial covenants for the fiscal quarter ended September 30, 2007. Pursuant to the letter agreement, Wells Fargo has agreed to waive the anticipated non-compliance.

The foregoing description of the letter agreement is only a summary and is qualified in its entirety by the full text of the letter agreement, a copy of which has been filed as Exhibit 10.1 and which is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOTECH USA, INC.

Date: November 19, 2007	By:	/s/ J. Robert Patterson
J. Robert Patterson
Vice President, Chief Financial Officer, Secretary, Treasurer and Director

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement dated as of November 14, 2007, among InfoTech USA, Inc., the registrant, Information Technology Services, Inc. and Wells Fargo Business Credit, Inc.